UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2022
CNX Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center
1000 Horizon Vue Drive
Canonsburg, Pennsylvania 15317

(Address of principal executive offices)
(Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer

Effective November 17, 2022, Mr. Chad Griffith will no longer serve as the Chief Operating Officer (“COO”) of CNX Resources Corporation (“CNX” or the “Company”). Also effective, November 17, 2022, Mr. Navneet Behl will assume the role of COO of CNX left vacant by Mr. Griffith’s departure. In his role as COO, Mr. Behl will be responsible for daily management of the Company’s asset base and safe, compliant, and effective execution of its operational plan.

Immediately prior to his appointment as COO, Mr. Behl, age 50, held the role of Vice President – Engineering at CNX, a role which he assumed upon joining the Company in 2022. Before joining CNX, since 2019 Mr. Behl served as the CEO and co-founder of OilRox Resources. From 2014 to 2019, Mr. Behl was Vice President of Operations for Apache Corp. Earlier in his career, Mr. Behl held various engineering and business management roles at EOG Resources and Schlumberger. Throughout his career, Mr. Behl has established a track record of building effective teams and successfully developing new shale plays. Mr. Behl holds a Bachelor of Technology in Petroleum Engineering from the Indian School of Mines, a Master of Science in Engineering from the University of Texas at Austin and received his Executive MBA from the MIT Sloan School of Management.

As a result of his appointment as COO, effective November 17, 2022, Mr. Behl will be entitled to a base salary of $330,000 (prorated for the remainder of 2022), a target short-term incentive compensation (“STIC”) opportunity of 60% of his base salary, or $198,000, pursuant to the Company’s Executive Annual Incentive Plan for 2022 (prorated for the remainder of 2022), and in 2023, a target long-term incentive compensation (“LTIC”) opportunity of $1,600,000. Mr. Behl’s STIC and LTIC payouts will be based on the achievement of the Company’s performance objectives as approved by the Company’s Compensation Committee of the Board of Directors. In addition, the Company has waived a 24-month clawback right associated with two prior restricted stock unit grants, having a grant date value of $125,000 and $325,000, respectively, made to Mr. Behl on September 1, 2022 upon his appointment as Vice President – Engineering of CNX, and has also waived the required achievement of certain performance metrics associated with the latter grant. Vesting of these grants remains subject to continuous employment requirements and the terms of the Company’s Executive Incentive Plan and the applicable equity award agreement.

There are no arrangements or understandings between Mr. Behl and any other persons pursuant to which Mr. Behl was named COO of the Company. Mr. Behl does not have a family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to become a director or executive officer. Mr. Behl does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CNX RESOURCES CORPORATION

By:    /s/ Alexander J. Reyes
    Name: Alexander J. Reyes
Title: Executive Vice President, General Counsel and Corporate Secretary

Dated: November 21, 2022